                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material under Rule 14a-12


                            Cypress Bioscience, Inc.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

|X|      No fee required.
|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.       Title of each class of securities to which transaction applies:


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2.       Aggregate number of securities to which transaction applies:


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3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

4.       Proposed maximum aggregate value of transaction:


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5.       Total fee paid:


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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.       Amount Previously Paid:


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7.       Form, Schedule or Registration Statement No.:

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8.       Filing Party:

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9.       Date Filed:

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

                       [LOGO OF CYPRESS BIOSCIENCE, INC.]

                            CYPRESS BIOSCIENCE, INC.

                         4350 Executive Drive, Suite 325

                           San Diego, California 92121

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 25, 2002

TO THE STOCKHOLDERS OF CYPRESS BIOSCIENCE, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of CYPRESS BIOSCIENCE INC., a Delaware corporation (the "Company"), will be held on Monday, March 25, 2002 at 9:00 a.m. local time at 4350 Executive Drive, Suite 325, San Diego, California 92121 to approve (i) the issuance and sale of up to 6,882,591 shares of the Company's Common Stock, (ii) warrants to purchase an aggregate of up to 3,441,296 shares of the Company's Common Stock and the Common Stock that is issuable upon exercise of the warrants, (iii) warrants to purchase an aggregate of up to 890,688 shares of the Company's Common Stock to be issued to the placement agents and the Common Stock that is issuable upon exercise of the warrants and (iv) the potential issuance of additional warrants to purchase an aggregate of up to 1,548,583 shares of the Company's Common Stock and the Common Stock that is issuable upon exercise of the warrants.

     The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on February 23, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                                By Order of the Board of Directors

                                Jay D. Kranzler,
                                Chief Executive Officer, President and Secretary

San Diego, California
March 8, 2002


--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

--------------------------------------------------------------------------------

                            CYPRESS BIOSCIENCE, INC.
                         4350 Executive Drive, Suite 325
                               San Diego, CA 92121

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS

                                 March 25, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Cypress Bioscience Inc., a Delaware corporation ("Cypress" or the "Company"), for use at the Special Meeting of Stockholders to be held on March 25, 2002 at 9:00 a.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at 4350 Executive Drive, Suite 325, San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about March 8, 2002 to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Company Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Company Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail will be supplemented through the use of
D. F. King, a proxy solicitation firm. It may also be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services, but D. F. King will be paid its customary fee, estimated to be about $10,000.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Company Common Stock at the close of business on February 23, 2002 will be entitled to notice of and to vote at the Special Meeting. At the close of business on February 23, 2002 the Company had outstanding and entitled to vote 6,349,221 shares of Company Common Stock.
Each holder of record of Company Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

         On behalf of the Company, ADP Investor Communication Services ("ADP") will mail this proxy to stockholders that hold shares of the Company's stock in street name. ADP has implemented procedures by which stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. Accordingly, certain stockholders whose stock is held in street name may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

         The telephone and Internet voting procedures implemented by ADP are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of a Broker or Bank

         Beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP that offers the ability to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP program, you may grant a proxy to vote those shares telephonically by calling the telephone number or via the Internet at ADP's web site shown on the instruction form received from your broker or bank.

General Information for All Shares Voted Via the Internet or By Telephone

         Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Pacific time on March 22, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.

REVOCABILITY OF PROXIES

         Any person giving a proxy, whether by returning the attached proxy card, over the telephone or via the Internet, pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4350 Executive Drive, Suite 325, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                    PROPOSAL

                     APPROVAL OF THE ISSUANCE OF SECURITIES
                   IN CONNECTION WITH A FINANCING TRANSACTION

Background

         The stockholders of the Company are being asked to approve (i) the issuance and sale of up to 6,882,591 shares of the Company's Common Stock (the "Shares"), (ii) warrants to purchase an aggregate of up to 3,441,296 shares of the Company's Common Stock (the "Warrants" and together with the Shares, the "Securities") and the Common Stock that is issuable upon exercise of the warrants (the "Warrant Shares"), (iii) warrants to purchase an aggregate of up to 890,688 shares of the Company's Common Stock to be issued to the placement agents (the "Placement Agent Warrants") and the Common Stock that is issuable upon exercise of the warrants (the "Placement Agent Warrant Shares") and (iv) the potential issuance of additional warrants to purchase an aggregate of up to 1,548,583 shares of the Company's Common Stock and the Common Stock that is issuable upon exercise of the warrants (collectively, the "Financing"), all as described in further detail below. Any references to the Warrants shall include any additional warrants that may be issued in the event the Company does not register the resale of the Shares and Warrant Shares in the required time frame and any references to the Warrant Shares shall include the shares of Common Stock that will be issuable upon exercise of the additional warrants.

         The Company has received binding commitments to purchase $17 million of Securities. The closing of the Financing (the "Closing"), is contingent upon (i) the approval by the stockholders of the Financing at the Special Meeting, (ii) a determination by the National Association of Securities Dealers, Inc. ("NASD") that the Company's securities will continue to be listed on The Nasdaq SmallCap Market ("Nasdaq") and (iii) the delivery of a legal opinion by counsel to the Company. If stockholder approval of the Financing is obtained and the Company continues to be listed on Nasdaq, the Closing of the Financing is expected to occur immediately after the Special Meeting (the "Closing Date").

THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

     The purchasers in the Financing consist of accredited investors, and the sale of the Shares, the Warrants and the Placement Agent Warrants in the Financing will be made in reliance on Regulation D promulgated under the Securities Act, which offers exemptions from the registration requirements under the Securities Act. Paramount Capital, Inc. ("Paramount"), Evolution Capital, Inc. ("Evolution"), and Asante Partners are serving as placement agents for the Company in connection with the Financing.

Stockholder Approval Required under NASD Rules

         The issuance of the Securities and the Placement Agent Warrants by the Company is subject to stockholder approval pursuant to the Rules of the NASD applicable to companies whose securities are traded on Nasdaq. Rule 4350(i) of the NASD rules (the "20% Rule") requires companies that are listed on Nasdaq to obtain stockholder approval prior to issuing common stock (or shares convertible into or exercisable for common stock) in a private financing at a price less than the market value of the common stock, where the amount of common stock to be issued (or issuable upon conversion or exercise) is or will be greater than 20% of the common stock or voting power of the Company outstanding prior to the issuance.

         Because the Securities and the Placement Agent Warrants are being issued in a private financing at a price that is below the market price of the Company's Common Stock, approval of the Company's stockholders will be required in order to permit the number of Securities and Placement Agent Warrants to constitute more than 20% of the shares outstanding immediately prior to the Financing. The Securities and the Placement Agent Warrants to be issued in the Financing will constitute approximately 177%, which is more than 20% of the shares outstanding prior to the Financing. As such, the Company is seeking stockholder approval of the Financing prior to and as a condition to the Closing.

Affiliation of One of the Placement Agents with a Significant Stockholder

         As described above, the Company has retained the services of Paramount as one of its placement agents in connection with the Financing. Paramount is affiliated with Paramount Capital Asset Management, Inc., a 28.1% stockholder of the Company. The Compensation that the Company has agreed to pay Paramount is described in "Payment to Paramount and Evolution."

Reasons for the Financing

         First, the Company believes the proceeds from the Financing will bring the Company back into compliance with NASD Rule 4310(c)(2)(B) and assist the Company in prevailing in its appeal before Nasdaq with respect to the potential delisting of the Company's securities. Second, the Board of Directors has determined that, in order to continue to execute on its current business plan, the Company will require additional capital.

         On November 15, 2001 the Company received a notice from Nasdaq stating that the Company failed to comply with NASD Rule 4310(c)(2)(B) which requires the Company to maintain either (i) $2 million in net tangible assets, (ii) $2.5 million in stockholders' equity or (iii) a market capitalization of $35 million or $500,000 of net income for the most recently completed fiscal year or two of the three most recently completed fiscal years. On November 30, 2001 the Company responded by indicating in part, that it was in the process of completing an equity financing.

         The Company then received a notice from Nasdaq indicating that, since the Company was not in compliance with NASD Rule 4310(c)(2)(B), the Company's securities would be delisted. The Company requested a hearing to appear before the Nasdaq Listing Qualifications Panel to appeal the notification that the Company's Common Stock will be delisted. The hearing is scheduled for February 21, 2002. The proceeds from the Financing will bring the Company back into compliance with Rule 4310(c)(2)(B).

         In addition, obtaining additional funds is critical to the Company's ability to execute on its current business plan. However, because of the restrictions of the 20% Rule, the Company is limited in the amount it may raise through the sale of its equity securities without obtaining stockholder approval. If the approval sought hereby is obtained and the other conditions to the Closing of the Financing are satisfied, the Company will raise $17 million in the Financing. Based on current market conditions, management and the Board of Directors believes that a sale of the Company's securities in the public markets at the current market price of the Common Stock would not likely be achievable. A public offering would also involve substantial delay and significant expense, and might be unsuccessful given current conditions in the market for public company issuances. Therefore, the Board of Directors believes that the Company's best option for additional financing is to complete the Financing on the terms outlined in this proposal.

         The Board of Directors has also determined, based on current market conditions, the extensive arms-length negotiations with the purchasers of the Common Stock and discussions with other potential investors, that the equity securities being sold in the Financing are being issued and sold for fair value.

Consequences of Non-Approval by Stockholders, Including Delisting of the Company's Securities

         In the event the stockholders do not approve the Financing, the Company will not be back into compliance with NASD Rule 4310(c)(2)(B). As a result, it is likely that the Company would not prevail on the appeal before Nasdaq and that the Company's securities will be delisted from Nasdaq. In addition, because stockholder approval of the Financing is a condition to the Closing of the Financing, the purchasers would no longer be obligated to complete the Financing. Even if stockholder approval of the Financing is obtained, the Company cannot assure you that it will be successful in its appeal before Nasdaq.

Terms of the Financing

         The terms of the Financing and a description of the Securities, is summarized below. Copies of (i) the Securities Purchase Agreement by and among the Company and the purchasers of the Securities dated February 19, 2002 and
(ii) the form of Warrant (collectively, the "Financing Documents") have been filed by the Company as exhibits to the Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "SEC") on February 21, 2002, and you are encouraged to review the full text of the Financing Documents. The following summary is qualified in its entirety by reference to the more detailed terms set forth in the Financing Documents.

Terms of the Shares and the Warrant Shares

         Purchase Price.

         The price per share for the Shares purchased in the Financing, was $2.47, which was 90% of the average closing bid price of Company Common Stock on Nasdaq for the 10 trading days immediately preceding the date of the execution of the Securities Purchase Agreement (the "Purchase Price").

         Warrant Coverage.

         For each two Shares purchased in the Financing, each purchaser will receive a warrant to purchase one share of the Company's Common Stock.

         Rights Associated with the Shares.

         The holders of the Shares and the Warrant Shares will be entitled to one vote per share on all maters to be voted on by the stockholders of the Company and there is no cumulative voting. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock that the Company may issue in the future, holders of the Shares and the Warrant Shares will be entitled to receive ratably in all assets remaining after payment of liabilities. Holders of the Shares and Warrant Shares will have no preemptive, conversion, subscription or other rights. There are no redemption or sinking fund provisions applicable to the Shares and the Warrant Shares.

Registration Rights

         Restricted Securities.

         The issuance of the Securities and the Placement Agent Warrants will not be registered under the Securities Act or any other applicable securities laws and will therefore be deemed "restricted securities" under the Securities Act. As a result, the Securities and the Placement Agent Warrants may only be sold, assigned, transferred or otherwise disposed of by the purchaser if subsequently registered or an exemption from registration is available.

         Registration of the Resale of the Shares and the Warrant Shares.

         The Company agreed, pursuant to the Securities Purchase Agreement, to use commercially reasonable efforts to prepare and file with the SEC, within 15 days of the Closing Date, a registration statement (the "Registration Statement") registering the resale of the Shares, the Warrant Shares and the Placement Agent Warrant Shares. The Company also agreed to use commercially reasonable efforts to insure that the Registration Statement is declared effective within 90 days from its filing date. In addition, the Company agreed to keep the Registration Statement effective until the earlier of (i) the second anniversary of the first date on which no Warrants remain unexercised or unexpired; or (ii) the date all the Shares and Warrant Shares may be sold under Rule 144 during any 90 day period.

         Potential Issuance of Additional Warrants.

         If the Registration Statement is not filed with the SEC within 30 days from the Closing Date (the "Target Date"), the Company shall be required to issue to (a) each purchaser in the Financing, (b) Evolution and (c) Paramount, additional warrants (the "Additional Warrants") to purchase a number of additional shares of the Company's Common Stock equal to 1 1/2% of the aggregate number of Securities issued to such purchaser, Evolution or Paramount, as applicable, in the Financing. The Additional Warrants shall be adjusted for each week after the Target Date that the Registration Statement remains unfiled. The aggregate Additional Warrants shall not exceed 15% of the Securities sold in the Financing. The stockholder approval being sought hereby will constitute consent to the issuance of any Additional Warrants.

Terms of the Warrants

         Exercise Period.

         The Warrants are exercisable at any time within the first five years of their issuance, and terminate if not exercised prior to such date. In addition, in the event of a merger or acquisition of the Company, the acquiring Company must assume the Warrants.

         Exercise Price, Adjustment.

         The exercise price of the Warrants is equal to 125% of the Purchase Price per share (the "Warrant Exercise Price"). The Warrant Exercise Price and the number of shares subject to the Warrants will be subject to adjustment in certain events including: the issuance of any dividends; stock splits; stock dividends; reclassifications; subdivisions; or combinations of the Company's Common Stock. The Warrant Exercise Price will not be adjusted unless such adjustment would require an increase or decrease of $0.05 per share of Company Common Stock. In the event of a downward adjustment to the Warrant Exercise Price, more shares of Company Common Stock will be issuable upon the subsequent exercise of the Warrants than would be issuable prior to such adjustment, and stockholder approval being sought hereby will constitute consent to such issuances even though they cause the aggregate issuances to the purchasers of the Securities to exceed by a greater amount, the number of shares permitted by the 20% Rule.

         Redemption of the Warrants.

         The Company shall have the right to redeem the Warrants for $0.02 per share of the Company's Common Stock underlying the Warrants upon notice to the record holders of the Warrants, if the average of the closing price of the Company Common Stock exceeds 200% of the Warrant Exercise Price for 20 consecutive trading days.

Use of Proceeds

         The Company intends to use the proceeds from the sale of the Securities for general corporate purposes and working capital.

Payment to Paramount and Evolution and Asante Partners

         In connection with the Financing, the Company has agreed to pay (i) to the placement agents a cash commission and (ii) to issue to the placement agents the Placement Agent Warrants. The fees for each of Paramount and Evolution are as follows. The Company agreed to pay Paramount: (i) a cash commission equal to 7% of the gross proceeds received by the Company for purchasers in the Financing that are introduced by the Company by Paramount; and (ii) warrants to acquire a number of shares of the Company's Common Stock equal to 10% of the Company Common Stock sold in the Financing to purchasers that are introduced to the Company by Paramount, at an exercise equal to 110% of the Purchase Price. In addition, the Company agreed to pay Evolution (i) a cash commission equal to 7% of the gross proceeds received by the Company for purchasers in the Financing that are introduced to the Company by Evolution; and (ii) warrants to acquire a number of shares of the Company's Common Stock equal to 10% of the Company Common Stock sold in the Financing to purchasers that are introduced to the Company by Evolution, at an exercise price equal to 110% of the Purchase Price. Even in the event the Financing does not close, in the event that the Company completes a financing before February 14, 2003 with any third parties that are introduced to the Company by Paramount or Evolution, the Company will be required to pay the fees described above to Paramount or Evolution, as applicable. In addition, in connection with the Financing, the Company has also agreed to pay to Asante Partners (i) a cash fee of $180,000 and (ii) warrants to acquire 202,429 shares of the Company's common stock at $2.96 per share. The Placement Agent Warrants are exercisable for a term of five years, have a net exercise provision and are not redeemable by the Company.

Board Recommendation

         Although the issuance of the Securities and the Placement Agent Warrants in connection with the Financing will have a dilutive effect on the Company's current stockholders, the Board of Directors believes that stockholder approval of the Financing is in the best interest of the Company because it may assist in keeping the Company's securities listed on Nasdaq and because the Company requires the funds to continue to execute on its business plans. Accordingly, the Board of Directors strongly recommends the approval of the Financing.

Vote Required

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Financing.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                              SECURITY OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 2001 by: (i) all those known by the Company to be beneficial owners of more than 5% of its Common Stock; (ii) each of the executive officers named in the Summary Compensation Table; (iii) each director and nominee for director; and (iv) all executive officers and directors of the Company as a group.

                                                             Amount And Nature
                                                          Beneficial Ownership of      Percent of Class of Common
          Beneficial Owner of Common Stock (1)                Common Stock (2)                 Stock (2)
Paramount Capital Asset Management, Inc
787 Seventh Avenue, 44th Floor                                 1,784,523  (3)                    28.1%
New York, NY 10019

R. Michael Gendreau                                               63,987  (4)                     1.0%

Sabrina Martucci Johnson                                          12,865  (5)                      *

Jay D. Kranzler                                                  557,974  (6)                     8.3%

John Bonfiglio                                                    63,636  (7)                      *

Samuel D. Anderson                                                17,831  (8)                      *

Sheldon Drobny                                                    44,669  (9)                      *

Martin B. Keller                                                  11,442 (10)                      *

Larry J. Kessel                                                   39,723 (11)                      *

Charles Nemeroff                                                  16,633 (12)                      *

Jack H. Vaughn                                                    13,604 (13)                      *

All Directors and Executive Officers as a Group                  841,664 (14)                    12.1%
(10 persons)

*Less than 1%
------------------
(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedule 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Except as shown otherwise in the table, the address of each stockholder listed is in care of Cypress Bioscience Inc. at 4350 Executive Drive, Suite 325, San Diego, California, 92121.

(2) Percentage of beneficial ownership is based upon 6,342,685 shares of the Company's Common Stock outstanding as of December 31, 2001.

(3) Paramount Capital Asset Management, Inc. is the managing member of both Aries Domestic Select I, LLC and Aries Domestic Select II, LLC, Delaware limited liability companies ("Aries Select I & II") and the investment manager of Aries Select, Ltd., a Cayman Islands exempted company ("Aries Select, Ltd.") Of the 1,784,523 shares of Common Stock indicated as beneficially held, Paramount Capital shares voting and dispositive power with the following persons or entities: Aries

     Select I with respect to 524,299 of the shares; Aries Select II with respect to 42,202 of the shares; and The Aries Select, Ltd. with respect to 1,218,022 of the shares.

(4) Includes 50,962 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 2001.

(5) Includes 12,865 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 2001.

(6) Includes 409,718 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 2001. Also includes 43,813 shares of Common Stock held by the Company's 401(k) plan for which Dr. Kranzler, as trustee of the 401(k) plan, has voting rights to such shares.

(7) Includes 62,936 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 2001.

(8) Includes 12,206 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 2001.

(9) Also includes 10,669 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 2001. Includes 34,000 shares of Common Stock held by Anita Drobny, Mr. Drobny's spouse.

(10) Includes 11,442 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 2001.

(11) Includes 2,349 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 2001. Also includes 250 shares of Common Stock held by Shirley Kessel, Dr. Kessel's spouse.

(12) Includes 16,633 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 2001.

(13) Includes 10,553 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 2001.

(14) Includes 600,333 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Paramount, one of the placement agents in the Financing is affiliated with Paramount Capital Asset Management, Inc., a 28.1% stockholder of the Company. In exchange for its services as a placement agent, Paramount is entitled to receive a cash commission and a warrant to shares of the Company's Common Stock for purchasers that are introduced to the Company by Paramount, as more fully described in "Payment to Paramount and Evolution."

     Tim McInerney and Scott Katzmann are both participating in the Financing and are Senior Managing Directors at Paramount. In addition, Lindsay Rosenwald, the President of Paramount Capital Asset Management, Inc., is a member of the Managing Member of Orion Biomedical Fund, LP and Orion Biomedical Offshore Fund, LP, both of which are participating in the Financing.

     Dr. Larry Kessel, a member of the Board of Directors of the Company and Daniel Kessel, Dr. Kessel's brother, are participating in the Financing. In addition, Dr. Jay Kranzler, the Company's Chief Executive Officer and the Chairman of the Board of Directors, is also participating in the Financing.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Jay D. Kranzler

                      Chief Executive Officer, President, Chief Financial Officer and Secretary



March 8, 2002

                            CYPRESS BIOSCIENCE, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 25, 2002

     The undersigned hereby appoints Jay D. Kranzler and John N. Bonfiglio, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cypress Bioscience, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Cypress Bioscience, Inc. to be held on March 25, 2002 at 9:00 a.m. local time at the Company's office located at 4350 Executive Drive, Suite 325, San Diego, California 92121, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matter and in accordance with the following instruction, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL: To approve (i) the issuance and sale of up to 6,882,591 shares of the Company's Common Stock, (ii) warrants to purchase an aggregate of up to 3,441,296 shares of the Company's Common Stock and the Common Stock that is issuable upon exercise of the warrants, (iii) warrants to purchase an aggregate of up to 890,688 shares of the Company's Common Stock to be issued to the placement agents and the Common Stock that is issuable upon exercise of the warrants and (iv) the potential issuance of additional warrants to purchase an aggregate of up to 1,548,583 shares of the Company's Common Stock and the Common Stock that is issuable upon exercise of the warrants.

           FOR                  AGAINST            ABSTAIN


                   (Continued and to be signed on other side)

                           (Continued from other side)


Dated:                       , 2002
       ----------------------               -----------------------------------

                                            -----------------------------------
                                                         SIGNATURE(S)

                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.